MFA
FINANCIAL, INC.
350 Park Avenue New York, New York 10022

PRESS RELEASE		FOR IMMEDIATE RELEASE

July 27, 2009		NEW YORK METRO

CONTACT:	MFA Investor Relations 800-892-7547 www.mfa-reit.com	NYSE: MFA

MFA Financial, Inc.
Announces Second Quarter 2009 Financial Results

MFA Financial, Inc. (NYSE:MFA) today reported net income of $67.1 million, or $0.30 per share of common stock, for the second quarter ended June 30, 2009.  For the second quarter, net income excluding items not affecting distributable income (capital gains on sales of MBS of $13.5 million and net impairment losses recognized in earnings on legacy non-Agency MBS of $7.5 million) was $61.0 million, or $0.27 per share of common stock.  On July 1, 2009, MFA announced its second quarter 2009 dividend of $0.25 per share of common stock, which is being paid on July 31, 2009 to stockholders of record as of July 13, 2009.  As of June 30, 2009, MFA’s book value per share of common stock was $6.99 versus $6.13 as of March 31, 2009.

Stewart Zimmerman, MFA’s Chairman of the Board and CEO, said “MFA’s second quarter distributable income represents a return on average equity (“ROE”) of 15.9%.  We are very pleased with these results, especially in this period of continued economic stress.  Our goal is to position the company to continue to generate a double digit ROE during this turbulent period through appropriately leveraged investments in high-quality residential MBS securities including both higher-yielding Agency MBS and senior most tranches of non-Agency residential MBS (“Senior MBS”).  By blending Senior MBS with Agency MBS, MFA can generate attractive returns with less leverage and less sensitivity to yield curve and interest rate cycles.”

William Gorin, MFA’s President and CFO, said “The current financial environment is driven by exceptional monetary easing with a Fed Funds target rate range of 0.0% to 0.25%.  Repo funding remains available to MFA at attractive rates from multiple counterparties.  However, it continues to be our view that the financial industry remains fragile in light of the probable credit impact of the current worldwide economic recession.  At June 30, 2009, MFA’s overall debt-to-equity multiple was 4.8x.  Alternatively, excluding the $363.5 million of equity used to fund unlevered Senior MBS held through MFA’s wholly-owned MFResidential Assets I, LLC (“MFR LLC”) subsidiary, the effective leverage utilized by MFA at June 30, 2009 was approximately 6.2x debt-to-equity.  At June 30, 2009, MFA’s liquidity position was $653 million, consisting of $282 million of cash, $275 million of unpledged Agency MBS and $96 million of excess collateral with our counterparties.”

During the second quarter, MFA had two noteworthy income items which did not impact distributable income.  We opportunistically sold approximately $438.5 million of our longest term to reset 10/1 Agency MBS at a realized capital gain of $13.5 million.  We sold these assets to decrease our exposure to potential increases in interest rates in future years.  In addition, during the second quarter, we had net impairment losses recognized in earnings of $7.5 million on several legacy Senior MBS acquired prior to July 2007 at prices close to par.  The amount of this non-cash charge is in accordance with new accounting standards implemented this quarter and reflect our current projection that the existing credit enhancement on these securities will be insufficient to cover all projected losses on the underlying assets due to the continued weakness in the housing market.  Each of these assets continue to perform and these net impairment losses reflect our projection that existing credit enhancement may be depleted in future years with a small impact on projected  future cash flows.

Through MFR LLC, we continue to take advantage of the unprecedented investment opportunities in Senior MBS.  Based on market conditions, we currently anticipate acquiring additional Senior MBS through MFR LLC in the second half of 2009. Through June 30, 2009, MFR LLC had acquired $340.7 million of Senior MBS at a deeply discounted weighted average price of 51% of the face amount of the securities and with average structural credit enhancement of 11%.  This structured credit enhancement along with the highly discounted purchase price mitigates the risk of loss on these investments. In this current market, our MFR LLC team is acquiring assets at projected loss-adjusted yields in the low-to-high teens. While these MFR LLC investments are not currently leveraged, it is likely that leverage for non-Agency MBS may become more readily available in 2009, creating the potential for higher returns on equity and asset appreciation.   In addition, unlike our Agency MBS, due to the discounted purchase prices, the return on these assets will increase if the prepayment rates on these securities trend up.

As a leveraged owner of approximately $8.9 billion of Agency MBS, the value of MFA’s assets continues to be positively impacted by the Federal Reserve’s program to buy $1.25 trillion of Agency MBS during 2009.  These governmental purchases have increased prices of Agency MBS and, as a result, we did not purchase additional Agency MBS during the second quarter of 2009.  We believe that MFA’s Agency portfolio, which is 73% interest-only hybrid adjustable-rate MBS, should be less impacted by potential future increases in prepayment speeds than will amortizing Agency MBS.  This is due to the fact that interest-only hybrid adjustable-rate MBS do not require principal payments (amortization) for an initial time period typically varying between three and ten years.  Lower monthly payments on interest-only mortgages significantly reduce the incentive to refinance into a fully amortizing mortgage, which may require a higher monthly payment despite a lower mortgage rate.

Based on current LIBOR and repo rates, we expect MFA’s overall funding costs will continue their downward trend in the second half of 2009 with most of this decline projected for the fourth quarter, when MFA anticipates realizing the full benefit of third quarter scheduled maturities of approximately $690 million of long-term repurchase agreements with a weighted average cost of 5.25%.  Additionally, while our book value per share includes a negative swap valuation of $173.4 million as of June 30, 2009 from existing interest rate hedges, we expect a partial recovery of this amount over the next twelve months due to both scheduled amortization of $894 million of swaps and the rolldown of the remaining average swap term.  As of June 30, 2009, under its swap agreements, MFA had an average fixed rate of interest of 4.23%, and a floating receive rate of 0.55% on notional balances totaling $3.52 billion, with an average maturity of 27 months.

During the second quarter of 2009, MFA’s portfolio spread, which is the difference between MFA’s interest-earning asset portfolio (including cash balances) net yield of 5.09% and its 2.78% cost of funds, was 2.31%.  During the second quarter, MFA’s MBS net spread, which is the difference between MFA’s MBS net yield of 5.27% and its cost of funds, was 2.49%.  In the second quarter of 2009, MFA’s costs for compensation and benefits and other general and administrative expense were $5.6 million.

At June 30, 2009, Agency MBS and related receivables totaled $8.9 billion representing approximately 91% of MFA’s assets, Senior MBS (including those assets held through MFR LLC) were $540 million representing approximately 6% of assets (Senior MBS are funded with repurchase agreements of $96.5 million and $443 million of equity, representing 27% of MFA’s total equity) and cash and restricted cash was $322 million representing approximately 3%.  The remainder of our assets, consisting primarily of real estate, other MBS assets and goodwill, represented less than 1% of total assets.  We anticipate that the majority of MFA’s assets will continue to be whole pool Agency MBS due to the attractiveness of the asset class and for purposes of our exemption under the Investment Company Act of 1940.  The average cost basis of our Agency MBS portfolio was 101.3% of par at June 30, 2009.  MFA’s MBS assets continue to be financed with multiple funding providers through repurchase agreements.

MFA takes into account both coupon resets and expected prepayments when measuring the sensitivity of its MBS portfolio to changing interest rates.  Our MBS are primarily hybrids which have an initial fixed interest rate for a specified period of time and, thereafter, generally reset annually.  In measuring its assets-to-borrowing repricing gap (or Repricing Gap), MFA measures the difference between:  (a) the weighted average months until coupon adjustment or projected prepayment on its MBS portfolio; and (b) the months remaining on its repurchase agreements including the impact of interest rate swap agreements.  Assuming a 15% CPR, the weighted average time to repricing or assumed prepayment for MFA’s MBS portfolio (excluding those assets held through MFR LLC which currently are not leveraged), as of June 30, 2009, was approximately 33 months and the average term remaining on its repurchase agreements, including the impact of interest rate swaps, was approximately 14 months, resulting in a Repricing Gap of approximately 19 months. The prepayment speed on MFA’s MBS portfolio averaged 16% CPR during the second quarter of 2009.

Stockholders interested in participating in MFA’s Discount Waiver, Direct Stock Purchase and Dividend Reinvestment Plan (or the Plan) or receiving a Plan prospectus may do so by contacting The Bank of New York Mellon, the Plan administrator, at 1-866-249-2610 (toll free).  For more information about the Plan, interested stockholders may also go to the website established for the Plan at http://www.bnymellon.com/shareowner/isd or visit MFA’s website at www.mfa-reit.com.

MFA will hold a conference call on Monday, July 27, 2009, at 10:00 a.m. (New York City time) to discuss its second quarter 2009 financial results. The number to dial in order to listen to the conference call is (800) 230-1059 in the U.S. and Canada. International callers must dial (612) 332-0107. The replay will be available through Monday, August 3, 2009, at 11:59 p.m., and can be accessed by dialing (800) 475-6701 in the U.S. and Canada or (320) 365-3844 internationally and entering access code: 108968. The conference call will also be webcast over the internet and can be accessed at http://www.mfa-reit.com through the appropriate link on MFA’s Investor Information page or, alternatively, at http://www.ccbn.com. To listen to the call over the internet, go to the applicable website at least 15 minutes before the call to register and to download and install any needed audio software.

When used in this press release or other written or oral communications, statements which are not historical in nature, including those containing words such as “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions, are intended to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, as such, may involve known and unknown risks, uncertainties and assumptions. Statements regarding the following subjects, among others, may be forward-looking: changes in interest rates and the market value of MFA’s MBS; changes in the prepayment rates on the mortgage loans securing MFA’s MBS; MFA’s ability to borrow to finance its assets; implementation of or changes in government regulations or programs affecting MFA’s business; MFA’s ability to maintain its qualification as a REIT for federal income tax purposes; MFA’s ability to maintain its exemption from registration under the Investment Company Act of 1940; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. These and other risks, uncertainties and factors, including those described in the annual, quarterly and current reports that MFA files with the SEC, could cause MFA’s actual results to differ materially from those projected in any forward-looking statements it makes. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect MFA. Except as required by law, MFA is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

MFA FINANCIAL, INC.
CONSOLIDATED BALANCE SHEETS

	June 30, 2009	December 31, 2008
(In Thousands, Except Per Share Amounts)	(Unaudited)
Assets:
Investment securities at fair value (including pledged mortgage-backed securities (“MBS”) of $8,766,779 and $10,026,638 at June 30, 2009 and December 31, 2008, respectively)	$9,417,042	$10,122,583
Cash and cash equivalents	282,492	361,167
Restricted cash	39,930	70,749
Interest receivable	45,549	49,724
Real estate, net	11,188	11,337
Securities held as collateral, at fair value	-	17,124
Goodwill	7,189	7,189
Prepaid and other assets	2,804	1,546
Total Assets	$9,806,194	$10,641,419

Liabilities:
Repurchase agreements	$7,951,931	$9,038,836
Accrued interest payable	14,851	23,867
Mortgage payable on real estate	9,224	9,309
Swaps, at fair value	173,410	237,291
Obligations to return cash and security collateral, at fair value	-	22,624
Dividends and dividend equivalents payable	-	46,351
Accrued expenses and other liabilities	6,196	6,064
Total Liabilities	$8,155,612	$9,384,342

Stockholders' Equity:
Preferred stock, $.01 par value; series A 8.50% cumulative redeemable; 5,000 shares authorized; 3,840 shares issued and outstanding at June 30, 2009 and December 31, 2008 ($96,000 aggregate liquidation preference)	$38	$38
Common stock, $.01 par value; 370,000 shares authorized; 222,459 and 219,516 issued and outstanding at June 30, 2009 and December 31, 2008, respectively	2,225	2,195
Additional paid-in capital, in excess of par	1,793,315	1,775,933
Accumulated deficit	(141,296)	(210,815)
Accumulated other comprehensive loss	(3,700)	(310,274)
Total Stockholders’ Equity	$1,650,582	$1,257,077
Total Liabilities and Stockholders’ Equity	$9,806,194	$10,641,419

MFA FINANCIAL, INC.
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In Thousands, Except Per Share Amounts)	2009	2008	2009	2008
		(Unaudited)

Interest Income:
Investment securities	$126,477	$118,542	$258,630	$243,607
Cash and cash equivalent investments	260	2,151	871	5,182
Interest Income	126,737	120,693	259,501	248,789

Interest Expense	58,006	76,661	130,143	170,133

Net Interest Income	68,731	44,032	129,358	78,656

Other-Than-Temporary Impairments:
Total other-than-temporary impairment losses	(76,586)	(4,017)	(78,135)	(4,868)
Portion of loss recognized in other comprehensive income	69,126	-	69,126	-
Net impairment losses recognized in earnings	(7,460)	(4,017)	(9,009)	(4,868)

Other Income/(Loss):
Net gain/(loss) on sale of MBS	13,495	-	13,495	(24,530)
Revenue from operations of real estate	384	398	767	812
Loss on early termination of Swaps, net	-	-	-	(91,481)
Miscellaneous other income, net	(1)	87	43	179
Other Income/(Loss)	13,878	485	14,305	(115,020)

Operating and Other Expense:
Compensation and benefits	3,612	2,687	7,114	5,331
Real estate operating expense and mortgage interest	453	424	915	873
New business initiative	-	998	-	998
Other general and administrative expense	1,978	1,353	3,846	2,471
Operating and Other Expense	6,043	5,462	11,875	9,673

Net Income/(Loss) Before Preferred Stock Dividends	69,106	35,038	122,779	(50,905)
Less: Preferred Stock Dividends	2,040	2,040	4,080	4,080
Net Income/(Loss) to Common Stockholders	$67,066	$32,998	$118,699	$(54,985)

Income/(Loss) Per Share of Common Stock-Basic and Diluted	$0.30	$0.20	$0.53	$(0.35)
Dividends Declared Per Share of Common Stock	$0.22	$0.18	$0.22	$0.18

Reconciliation of Non-GAAP Financial Measures

This press release contains disclosure relating to MFA’s earnings for the three months ended June 30, 2009, which may constitute a non-GAAP financial measure within the meaning of Regulation G promulgated by the Securities and Exchange Commission.  The table below presents the reconciliation of net income to common stockholders to net income excluding items not affecting distributable income for the period presented.  As a REIT, MFA must distribute at least 90% of its taxable ordinary net income, which excludes, among other things, capital gains and losses and impairment charges.  MFA’s management believes that the disclosure of this financial measure is useful in enabling investors to better understand MFA’s minimum dividend requirement relating to its REIT status.  MFA’s management further believes that this financial measure, when considered together with MFA’s GAAP financial measures, provides information that is useful to investors in understanding period-over-period operating results.  Management also believes that this financial measure enhances the ability of investors to analyze MFA’s operating trends and to better understand its operating performance.  This financial measure does not, however, take into account the effect of the realized capital gains and impairment charges recognized by MFA for the period presented, and therefore, should not be used as a substitute in assessing MFA’s results of operations and financial position.  An analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP.  A reconciliation of MFA’s earnings excluding items not affecting distributable income for the three months ended June 30, 2009 with net income to common stockholders, which is the most directly comparable financial measure calculated in accordance with GAAP, is as follows:

	Three Months Ended June 30, 2009
(In Thousands, Except per Share Amounts)		(Per Share)
Net Income to Common Stockholders	$67,066	$0.30
Add:
Net impairment losses recognized in earnings	7,460
Less:
Gross gains on the sale of MBS	(13,495)
Distributable income	$61,031	$0.27

Weighted average common shares outstanding – basic	222,608
Weighted average common shares outstanding – diluted	222,747

Average total equity	$1,537,393
Distributable income, annualized	$244,795
ROE based on distributable income	15.9%